Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

THE AZEK COMPANY INC.

The AZEK Company Inc., a Delaware corporation (the “Corporation”), does hereby certify:

FIRST:  That the Restated Certificate of Incorporation of the Corporation (the “Certificate”) is hereby amended as follows:

A.  Article ELEVENTH is hereby amended to read in its entirety as follows:

ELEVENTH.  A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except to the extent that such exemption from liability or limitation is not permitted under the DGCL as currently in effect or as the same may hereafter be amended. If the DGCL is hereafter amended to authorize the further elimination or limitation of the liability of directors or officers, then the liability of directors or officers of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Notwithstanding any such amendment to the DGCL, the liability of an officer in any action by or in the right of the Corporation shall not be eliminated or limited by this Article ELEVENTH. No amendment, modification or repeal of this Article ELEVENTH or the adoption of any provision of the Certificate of Incorporation inconsistent with this Article ELEVENTH shall adversely affect any right or protection of a director or officer that exists at the time of such amendment, modification, repeal or adoption.

SECOND:  That the foregoing amendment to the Certificate was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer on the date set forth below.

The AZEK Company Inc.

By:	/s/ Morgan Walbridge
	Name:	Morgan Walbridge
	Title:	Chief Legal Officer, Corporate Secretary and Senior Vice President
Dated: March 1, 2023

[Signature Page to Certificate of Amendment]